SCHEDULE 14A
                                  (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.        )

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:                  |_|    Confidential, for Use of the
|X|      Preliminary proxy statement               Commission Only (as permitted
|_|      Definitive proxy statement                by Rule 14a-6(e)(2))
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Communications Systems, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Communications Systems, Inc.
-------------------------------------------------------------------------------

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  or  14a-6(i)(2)
      or Items 22(a)(2) of Schedule A.
|_|  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)      Title of each class of securities to which transaction applies:
     (2)      Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
              Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)      Proposed maximum aggregate value of transaction:
     (5)      Total fee paid:

| |      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)      Amount previously paid:
      (2)      Form, Schedule or Registration Statement No.:
      (3)      Filing party:
      (4)      Date filed:

                          COMMUNICATIONS SYSTEMS, INC.



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 15, 1995



         Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. will be held at The Marquette Hotel, 7th and Marquette, Minneapolis, Minnesota 55402, on Monday, May 15, 1995 at 3:00 p.m., Central Daylight Time, for the following purposes:

         1. To elect two (2) directors to hold office until the 1998 Annual Meeting of Shareholders or until their successors are elected.

         2.       To  consider  and act upon a proposal  to amend the  Company's
                  Articles of Incorporation to increase the total number of authorized shares of common stock, par value $.05 per share, by 15,000,000 shares to a total of 30,000,000 shares.

         3. To ratify and approve an amendment to the Company's 1992 Stock Plan to increase the total number of shares of common stock available for issuance under such plan by 500,000 shares to 900,000 shares.

         4. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance under such plan by 100,000 shares to 200,000 shares.

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 24, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors


                                             Richard A. Primuth,
                                             Secretary

Hector, Minnesota
April 11, 1995

         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                           COMMUNICATIONS SYSTEMS, INC.
                              213 South Main Street
                             Hector, Minnesota 55342
                                 (612) 848-6231



                                 PROXY STATEMENT



         This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. ("CSI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at The Marquette Hotel, 7th and Marquette, Minneapolis, Minnesota 55402 on Monday, May 15, 1995, beginning at 3:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters which properly come before the meeting require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (612) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 11, 1995.

         The total number of shares outstanding and entitled to vote at the meeting as of March 24, 1995 consisted of 9,024,165 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 24, 1995 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and all officers and directors of the Company as a group using information available as of March 15, 1995.

Name and Address                             Amount and Nature of      Percent
of Beneficial Owner                          Beneficial Ownership      of Class
Curtis A. Sampson ............................       1,726,437(1)       19.1%
213 South Main Street
Hector, MN  55342

George D. Bjurman ............................         564,100           6.3%
  & Associates
George Andrew Bjurman
Owen Thomas Barry III
10100 Santa Monica Blvd.
Suite 1200
Los Angeles, CA  90067

John C. Ortman ...............................         537,350(2)        6.0%
1506 17th Street
Lawrenceville, IL  62439

Paul N. Hanson ...............................         495,989(3)        5.5%
213 South Main Street
Hector, MN  55342

All directors and executive officers
as a group (12 persons) ......................       3,111,796(4)       34.5%


(1) Includes 28,898 shares owned by Mr. Sampson's spouse, as to which beneficial ownership is disclaimed, 52,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options, and 396,798 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a Trustee and 24,213 shares of Company common stock owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 18,639 shares allocated to his account as of December 31, 1994.

(2) Includes 8,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options.

(3) The shares listed above include 34,978 shares owned by Mr. Hanson directly, 40,000 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options and 396,798 shares owned by the CSI ESOP and 24,213 shares of Company common stock owned by the Hector ESOP. Mr. Hanson is a Trustee of the CSI ESOP and the Hector ESOP. Mr. Hanson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 7,828 shares allocated to his account as of December 31, 1994.

(4) Includes 2,379,978 shares owned by officers and directors as a group directly, 77,099 shares held by their respective spouses, 252,000 shares which may be purchased by directors and officers within 60 days from the date hereof pursuant to outstanding stock options, 396,798 shares owned by the CSI ESOP and 24,213 shares of Company common stock owned by the Hector ESOP. Messrs. Curtis A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP and Mr. Curtis A. Sampson and Mr. Paul N. Hanson serve as Trustees of the Hector ESOP; except for shares allocated to the respective accounts of Mr. Curtis Sampson and Mr. Paul N. Hanson, Messrs. Sampson, Sampson and Hanson disclaim beneficial ownership of the shares held by such ESOPs.


                            1.  ELECTION OF DIRECTORS

         The Board of Directors has nominated and recommends for election as directors of the Company the two persons named below. Mr. C. A. Sampson has served as a director since 1969; Mr. Parris has been nominated to fill a vacancy because Mr. James O. Ericson, currently a director, determined not to stand for re-election. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 15, 1995. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

                                                                            Year   Amount of      Percent of
                                                                          Current   Common       Outstanding
                      Principal Occupation                        Director  Term     Stock         Common
Name and Age          and other Directorships                      Since  Expires  Ownership        Stock
Stock

Nominees proposed for Election for Term Expiring in 1998

Curtis A. Sampson     Chairman of the Board, President and         1969    1995    1,726,437(1)    19.1%
(61)*                 Chief Executive Officer of the
                      Company; Chairman of the Board of Hector
                      Communications Corporation (independent
                      telephone companies).

Joseph W. Parris      Attorney, Mediator, Arbitrator               --      --      113,000         1.3%
(75)                  and Private Investor.




                                       3



                                                                           Year    Amount of      Percent of
                                                                          Current   Common       Outstanding
                      Principal Occupation                       Director  Term      Stock         Common
Name and Age          and other Directorships                     Since   Expires  Ownership        Stock

Directors Serving Unexpired Terms

Edwin C. Freeman      Vice President and General Manager,         1988     1996    18,100(2)         .2%
(39)                  Bro-Tex, Inc. (paper and cloth wiper
                      products, and fiber product recycler)
                      since March, 1992; Project Manager,
                      Corporate Development, National
                      Computer Systems, Inc. from 1989 to
                      1992.

Edward E. Strickland  Business and management                     1981     1996    28,000(3)         .3%
(68)                  consultant; Director of: Green Isle
                      Environmental Services, Inc.
                      (manufacturing); Bio-Vascular, Inc.
                      (medical devices); Intercim, Inc.
                      (factory management software);
                      Hector Communications Corporation
                      (independent telephone companies);
                      and, Avecor Cardiovascular,Inc.
                      (medical devices).

John C. Ortman        Private Investor.  Vice President-Sales     1990     1996   535,350(3)        6.0%
(73)                  of Suttle Apparatus Corporation (CSI's
                      telephone station apparatus subsidiary)
                      from 1968 to 1986.

C.A. Anderson, M.D.   President and CEO of Crow River             1988     1997   193,904(4)        2.1%
(74)                  Properties of Hutchinson, Inc. (real
                      estate development).  Chairman of the
                      Board, Trans Com Net, Inc. (trucking
                      phone enhancement).

Paul J. Anderson      Private Investor.                           1975     1997   194,618(5)        2.2%
(63)

Wayne E. Sampson      Management consultant; director of          1981     1997   443,511(6)        4.9%
(65)*                 Hector Communications Corporation

*        Wayne E. Sampson and Curtis A. Sampson are brothers.

(1) See footnote 1 under "Security Ownership of Certain Beneficial Owners and Management."

(2) Includes 2,100 shares owned by Mr. Freeman's spouse, as to which beneficial ownership is disclaimed and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(3) Includes 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(4) Includes 5,000 shares owned by Dr. Anderson's wife, as to which beneficial ownership is disclaimed and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(5) Includes 30,309 shares owned by Mr. Anderson's wife, as to which beneficial ownership is disclaimed, and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(6) Includes 14,000 shares owned by Mr. Sampson directly, 500 shares owned by his spouse, as to which beneficial ownership is disclaimed, 443,011 shares owned by the CSI ESOP of which Mr. Sampson is a Trustee and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

Information Regarding Board and Board Committees

         The Board of Directors met four times during 1994. Each director nominee and continuing director attended at least 75% of the 1994 meetings of the Board and each committee on which such director served.

     Directors who are not otherwise directly or indirectly compensated by the Company (currently Messrs. C. A. Anderson, P. J. Anderson, E. C. Freeman, J. C. Ortman, W. E. Sampson and E. E. Strickland) receive a monthly retainer of $400 plus $400 for each Board, Audit Committee or Compensation Committee meeting attended. Messrs. Strickland and W. E. Sampson, in consideration for their additional services as members of the Executive Committee, are paid an additional monthly retainer of $350. Mr. C. A. Sampson received no additional cash compensation for service on the Board.

         Each non-employee member of the Board of Directors receives at the time of the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's Common Stock. Each director's option is at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

     The Company has an Audit Committee  consisting of Messrs. Paul J. Anderson,
W. E. Sampson and E. E. Strickland which met twice during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company.

     The Company has a Compensation Committee consisting of Messrs. C. A. Sampson, Edwin C. Freeman and W. E. Sampson. The Compensation Committee met twice during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

         The following tables show, for the fiscal years ending December 31, 1994, 1993 and 1992, the cash and other compensation paid to or accrued by the Company for each executive officer whose total cash compensation exceeded $100,000 during fiscal 1994 in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

                                             SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                Compensation
                                                     Annual Compensation           Awards
                                                                                 Securities            All
                                                                                 Underlying           Other
Name and Principal Position                      Year      Salary     Bonus        Options        Compensation
Curtis A. Sampson, Chief Executive               1994      $147,360   $25,000         8,000
 Officer of the Company (1)                      1993      $142,948     -0-          10,600
                                                 1992      $116,250   $40,000        13,400

John C. Hudson, Managing Director                1994      $ 85,475   $99,530         6,000         $57,035
 Austin Taylor Communications (2)                1993      $ 75,000   $36,372        10,000         $40,500
                                                 1992      $ 80,392   $65,449          -0-          $37,484

Jeffrey K. Berg, President                       1994      $ 91,934   $20,000        12,000
 Suttle Apparatus Corporation                    1993      $ 86,018   $12,500        10,000
                                                 1992      $ 75,095   $15,000         8,000

Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

(1) Mr. Sampson devotes approximately 60% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Hector Communications Corporation, for which he is separately compensated.

(2) Mr. Hudson became an employee of the Company February 1, 1992. For each of the three years, more than 75% of the amounts listed under "All Other Compensation" represents the Company's contribution to Mr. Hudson's pension plan.


                              OPTION GRANTS IN 1994

                               Individual Grants

                                       % of Total                                 Potential Realizable
                           Number        Options                                    Value at Assumed
                             of          Granted                                         Annual
                          Securities       to                                        Rates of Stock
                          Underlying    Employees       Exercise                   Price Appreciation
                           Options         in             Price      Expiration      for Option Term
Name                       Granted        1994         Per Share         Date        5%          10%

Curtis A. Sampson           8,000         5.9%           $13.20        3/8/99      $16,923     $49,009

John C. Hudson              6,000         4.3%            12.00        3/8/99       19,892      43,957

Jeffrey K. Berg            12,000         8.9%            12.00        3/8/99       39,785      87,913

                      AGGREGATED OPTION EXERCISES IN 1994
                           AND YEAR-END OPTION VALUES

                                                                                               Value of Unexercised
                                                                                               in-the-Money Options
                                          Value Realized                                             at FY-End
                                           (Market Price         Number of Unexercised           (Based on FY-End
                      Shares Acquired    at exercise less          Options at FY-End            Price of $12.50/sh)
Name                    on Exercise       exercise price)     Exercisable  Unexercisable   Exercisable   Unexercisable

Curtis A. Sampson           --                  --              48,000        4,000          $284,749            --
John C. Hudson              --                  --              13,000        3,000           $42,125        $1,500
Jeffrey K. Berg             --                  --              28,000        8,000          $145,250        $4,000

Compensation Committee Interlocks and Insider Participation

     During fiscal 1994, Curtis A. Sampson and Wayne E. Sampson served as members of the Company's Compensation Committee. Mr. C. A. Sampson is the President and Chief Executive Officer of the Company and Mr. W. E. Sampson, a director, is his brother.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Mr. Curtis A. Sampson, the Company's Chairman and Chief Executive Officer, did not participate in any discussions or decisions of either the Compensation Committee or the Board of Directors relating to any aspect of his compensation.

Compensation Policies

         It is the objective of the Compensation Committee to pay compensation at levels which will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid such that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and periodic stock option awards.

Compensation Elements

         Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually. Adjustments to base salaries are determined by reference to individual and company performance having in mind both measurable financial factors, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various factors in reaching its decisions.

         Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year end results are available, the Committee determines each officer's bonus based on the Company's performance, as measured by such factors as growth in earnings per share, as well as the Compensation Committee's subjective assessment of individual performance in the executive's area of responsibility, but without assigning specific weight to the various factors considered.

         Stock options are awarded to the Company's executives under the Company's 1992 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors which will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant.

         The Compensation Committee did not utilize the foregoing methodology in establishing Mr. Hudson's compensation. Rather, his compensation for 1992, 1993 and 1994 was established by a written contract negotiated at arm's length in connection with the February 1, 1992 acquisition of Austin Taylor Communications Ltd.

Chief Executive Officer Compensation

         Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr. Sampson's total cash compensation for 1994 increased approximately 20% from the prior year. While the Company's earnings in 1994 were essentially the same as 1993, the two other members of the Compensation Committee believe that Mr. C. A. Sampson's increase in compensation is reasonable in relation to the Company's performance during the past two years. During the past two years Mr. Sampson's aggregate salary and bonus has increased approximately 16%, while the Company's net income increased about 24%, before giving effect to a one time benefit resulting from a change in accounting principles in 1992. Also, the number of shares subject to options awarded to Mr. Sampson have declined in each of the last two years from options awarded in 1992. Further, because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. The two other members of the Compensation Committee believe, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities, as well as the financial performance of the Company and total shareholder return during the past several years.

Submitted by the Compensation Committee of the Board of Directors

     Edwin C. Freeman           Curtis A. Sampson         Wayne E. Sampson


                              PERFORMANCE GRAPH

         The following table presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), NASDAQ Telecommunications Stock Total Return Index, and the NASDAQ Electronics Total Return Index assuming, in each case, the investment of $100 on December 31, 1989 and the reinvestment of all dividends.

                   Comparison Of Five-Year Cumulative Total Return

                                                  Total Return at December 31,
Company or Index ...........................  1989  1990  1991  1992  1993  1994

Communications Systems, Inc. ...............   100   117   263   291   510   491

NASDAQ Stock Market ........................   100    85   136   157   181   175

NASDAQ Electronics Component Stocks ........   100    97   138   216   296   328

NASDAQ Telecommunications Stock ............   100    67    93   114   176   146


                          2.  PROPOSAL TO AMEND THE COMPANY'S
                                ARTICLES OF INCORPORATION

         The Board of Directors has approved an amendment to Article V of the Company's Restated Articles of Incorporation which would increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares. The Board believes adoption of this amendment is in the best interests of the shareholders and recommends that shareholders vote in favor of this proposal. At

March 15, 1995, 9,024,165 shares of common stock were issued and outstanding. In addition, approximately 980,000 shares are reserved for future issuance under the Company's 1992 Stock Plan, the Company's Employee Stock Purchase Plan, and the Company's shelf registration relating to the issuance of shares in connection with future acquisitions leaving approximately 5,000,000 shares available for corporate purposes. If the shareholders approve the amendments to the Company's Stock Plan and Stock Purchase Plan to increase the number of shares available under such plan, as recommended by the Board of Directors in Proposals 3 and 4 of this Proxy Statement, an additional 600,000 shares will be reserved for future issuance under those plans.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of common stock. However, the Board of Directors believes the Company needs additional authorized shares to provide the Company with the flexibility, as the need arises, to use common stock, or securities convertible into common stock, without the expense and delay of a special shareholder's meeting, in the event of any future public offerings, private placements, significant acquisitions, stock dividends, and for other purposes. Such activities could require more shares of common stock than are available to the Company.

         The newly authorized common stock would be identical to the existing authorized common stock in all respects. Holders of common stock are entitled to one vote per share. Cumulative voting in an election of directors is not permitted. Holders of common stock have no conversion rights and or preemptive or other rights to subscribe for additional securities. Upon liquidation of the Company, the holders of common stock will be entitled to share ratably in all assets available for distribution after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock, if any, which may be outstanding. Each share of common stock is entitled to such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

         In addition to the common stock, the Company's Articles of Incorporation currently authorize the issuance of 3,000,000 shares of preferred stock, par value $1.00 per share, none of which are currently outstanding. Although the Board of Directors has no present plan to do so, authorized and unissued common stock and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make it more difficult, and less likely, to take over the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company.

         The resolution to be considered and acted upon by the shareholders at the annual meeting is as follows:

         RESOLVED, that the first sentence of Article V of the Restated Articles of Incorporation of the Company be amended to read as follows:

                                     ARTICLE V

         "The authorized capital stock of this corporation shall be Thirty Million (30,000,000) shares of Common Stock of the par value of five cents ($.05) per share (the "Common Stock") and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.


                  3.  PROPOSAL TO AMEND THE 1992 STOCK PLAN

General Information

         On March 30, 1992, the Company's Board of Directors adopted the Communications Systems, Inc. 1992 Stock Plan (the "1992 Plan") and such action was approved by the shareholders on May 15, 1992. The purpose of the 1992 Plan is to enable the Company and its subsidiaries to retain and attract key employees and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry and to enable such key employees and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1992 Plan authorizes the granting of stock options, the issuance of restricted stock and the grant of stock appreciation rights

Proposed Plan Amendment

         The 1992 Plan originally authorized the issuance of 400,000 shares of Common Stock (as adjusted for a stock split in 1993) pursuant to options and restricted stock grants. On March 2, 1995, the Board of Directors amended the Plan, subject to ratification and approval of the shareholders, to increase the total number of shares available under the 1992 Plan by 500,000 shares to a total of 900,000 shares. At March 15, 1995, a total of approximately 300,000 shares (as adjusted for a stock split in 1993) have been issued or are subject to issuance upon exercise of outstanding options under the 1992 Plan. Therefore, without shareholder approval of this amendment to the 1992 Plan, only about 100,000 shares remain available under the 1992 Plan for awards. The Board of Directors deems it prudent to increase the shares available for grant under the 1992 Plan by 500,000 shares to facilitate future option grants and restricted stock awards.

Summary of the 1992 Plan

         Shares Available Under 1992 Plan. The maximum number of shares of common stock presently reserved and available for awards under the 1992 Plan, is 97,098 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1992 Plan.

         Eligibility and Administration. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries are eligible to be granted awards under the 1992 Plan. The 1992 Plan is administered by the Board or, in its discretion, by a committee of not less than three "disinterested persons," as defined in the 1992 Plan (the "Committee"), who are appointed by the Board of Directors. The term "Board" as used in this section refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1992 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1992 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1992 Plan.

Awards Under the 1992 Plan

         Stock Options. The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1992 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The Committee may, in its sole discretion, permit optionees to pay the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

         Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of three years or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability or retirement. If the participant is terminated without cause, the option may be exercised for the lesser of three months or the balance of the option's term. If the participant's employment is terminated for any other reason, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options.

         No incentive stock options shall be granted under the 1992 Plan after March 30, 2002. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of voting stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1992 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

         Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1992 Plan.

         If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

         General Provisions. The Board may, at the time of any grant under the 1992 Plan, provide that the shares received under the 1992 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for cause (as defined in the 1992 Plan), the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

Federal Income Tax Consequences

         Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alterative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realized compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28%, while other income may be taxed at a higher federal rate.

         An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

         Upon the exercise of a non-qualified stock option, the 1992 Plan requires the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. Under the 1992 Plan, the Board may grant options that permit the optionee to elect to satisfy withholding tax requirements associated with the exercise of an option by authorizing the Company to retain from the number of shares that would otherwise be deliverable to the optionee that number of shares having an aggregate fair market value equal to the tax required to be withheld. The Company would pay the tax liability from its own funds.

         Restricted Stock. The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company. If the shares are transferable or there are no such restrictions, the participant would recognize compensation income upon receipt of the award. Otherwise, a participant will generally realize taxable compensation income when any such restrictions lapse. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the
participant  as  compensation   income,   and  the  Company  is  entitled  to  a
corresponding deduction. Dividends on the stock are then taxable to the participant and are no longer deductible by the Company.

         Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of common stock having an aggregate fair market value equal to the amount required to be withheld. The Company would pay the tax liability from its own funds.

Registration with SEC

         Upon approval of the amendment to the 1992 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional 500,000 shares of Common Stock under the 1992 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

         Shareholder approval of the amendment to the 1992 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1992 STOCK PLAN.


        4.  PROPOSAL TO AMEND THE 1990 EMPLOYEE STOCK PURCHASE PLAN

General Information

         On February 15, 1990 the Board of Directors adopted the Communications Systems, Inc. 1990 Employee Stock Purchase Plan (the "Purchase Plan") and such action was approved by the shareholders of the Company on May 15, 1990. The purpose of the Purchase Plan is to encourage stock ownership by all employees of the Company, provide an incentive to employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success. The Purchase Plan authorizes the purchase of shares of the Company's common stock pursuant to a systematic payroll deduction program more fully described below.

Proposed Purchase Plan Amendment

         The Purchase Plan originally authorized the issuance of 100,000 shares of the Company's common stock (as adjusted for a stock split in 1993). On March 2, 1995, the Board of Directors amended the Purchase Plan, subject to ratification and approval by the shareholders, to increase the total number of shares available under the Purchase Plan by 100,000 shares to a total of 200,000 shares. A total of 83,629 shares have heretofore been issued pursuant to options granted under the Purchase Plan and at March 15, 1995, options to purchase 25,300 shares were outstanding, which options are exercisable at August 31, 1995. Therefore, without shareholder approval of this amendment to the Purchase Plan, the Company will have an inadequate number of shares for awards under the Purchase Plan. The Board of Directors has deemed it prudent to increase the shares available for issuance under the Purchase Plan by 100,000 shares to facilitate future purchases pursuant to the Purchase Plan.

Summary of Purchase Plan

         The Purchase Plan is administered by a Committee consisting of not less than three members who are appointed by the Board of Directors. Each member of such Committee shall be either a director, officer or an employee of the Company.

         The Purchase Plan commenced on September 1, 1990 and has been carried out in successive phases of one year each, with each phase commencing on the first day of September. Eligible employees do not pay any consideration to the Company in order to receive the options.

         Any employee, including an officer of the Company (other than Curtis A. Sampson who, as a 5% or more shareholder, is prohibited by law from participating) who as of the first day of the month immediately preceding the Commencement Date of a phase of the Purchase Plan, is customarily employed by the Company for more than 15 hours per week, is eligible to participate in the Purchase Plan.

         Eligible employees elect to participate in the Purchase Plan by completing payroll deduction authorization forms prior to the Commencement Date of any phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant's base pay for the term of the phase of the Purchase Plan.

         As of the Commencement Date of any phase of the Purchase Plan, an eligible employee who elects to participate in the Purchase Plan is granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure. The option price for employees who participate on the Commencement Date of any phase of the Purchase Plan is the lower of: (i) 85% of the fair market value of the share on the Commencement Date of that phase of the Purchase Plan, or (ii) 85% of the fair market value of the shares on the Termination Date of that phase of the Purchase Plan.

         Exercise of the option occurs automatically on the Termination Date of the phase of the Purchase Plan, unless a Participant gives written notice prior to such date as to an election not to exercise. A Participant may, at any time during the term of the Purchase Plan, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded with interest.

         The Company believes that the Purchase Plan is a "qualified" Purchase Plan under Section 423, Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423, Internal Revenue Code of 1954, as amended, and will be taxed in part as ordinary income and in part as capital gain.

         The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in option already granted which would adversely affect the rights of any Participant.

Registration With the SEC

         The Company expects to file with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, a registration statement covering the offering of the additional 100,000 shares of common stock under the Purchase Plan, upon approval of the amendment of the Purchase Plan by the shareholders.

Vote Required

         Shareholder approval of the amendment to the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.


                             CERTAIN TRANSACTIONS

Transactions and Shared Management with Hector Communications Corporation

         On July 23, 1990, the Company transferred the stock of the independent telephone companies it owned to Hector Communications Corporation ("HCC") and thereafter distributed the HCC common stock to its shareholders pro rata at the rate of one share of HCC common stock for each two shares of the Company's common stock. Thereafter the Company has had no continuing financial interest in HCC, except for such matters as arise under the Distribution Agreement described below, and except that certain executive officers and other employees of the Company are also employed by and perform similar functions for HCC.

         In August, 1990 HCC and the Company entered into a Distribution Agreement pursuant to which the Company has continued to make available to HCC certain centralized staff services and systems, such as payroll and pension plan administration, with the related costs and expenses being paid by HCC. In 1994 and 1993 HCC paid the Company $267,000 and $237,000, respectively, for such services, amounts which management believes are no less than the cost the Company incurred in connection with providing such services.

     Two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devote approximately 60% of their working time to the Company. Messrs. Sampson and Hanson devote the remainder of their working time to HCC, of which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as a director and Treasurer. These officers are separately compensated for their services to HCC.

Reports to the Securities and Exchange Commission

         The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, except as noted below during the period from January 1, 1994 to December 31, 1994, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) related to their beneficial ownership. To the best of the Company's knowledge, all such reports have been filed in a timely manner.

                              THE COMPANY'S AUDITORS

         Deloitte & Touche have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.


                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 15, 1996 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 1995. Shareholder proposals prepared in accordance with the Commission's proxy rules to be included in the Company's Proxy Statement must be received at the Company's corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 1995, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1996 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

         The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

         Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

         Shareholder Nominations. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                OTHER MATTERS

         Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

         The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1994. Shareholders may receive, without charge, a copy of the Company's 1994 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Assistant Secretary, Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342.


                                             By Order of the Board of Directors,


                                             Richard A. Primuth,
                                             Secretary

                           COMMUNICATIONS SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 1995

         The undersigned hereby appoints C. A. Anderson, Paul J. Anderson and Wayne E. Sampson, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held Monday, May 15, 1995, at 3:00 p.m. Central Daylight Time at The Marquette Hotel, 7th and Marquette, Minneapolis, Minnesota 55402, or at any adjournments thereof, hereby revoking all former proxies. The undersigned said proxies to vote as follows:

1.  Election of Directors for terms expiring at 1998 Annual Shareholders Meeting

|_|  WITH  AUTHORITY to vote for all nominees   |_|  WITHOUT  AUTHORITY to vote
     listed  below  (except as indicated to          for nominees listed below
     the contrary)
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
                   Joseph W. Parris          Curtis A. Sampson

                       -----------------------------------

2. Proposal to amend the Company's Articles of Incorporation to increase the total number of authorized shares of common stock from 15,000,000 to 30,000,000 shares.

    |_| FOR                       |_| AGAINST                        |_| ABSTAIN

3. Proposal to amend the Company's 1992 Stock Plan to increase the total number of shares of common stock available for issuance under such plan to 900,000 shares

    |_| FOR                       |_| AGAINST                        |_| ABSTAIN

                    (Continued and to be signed on reverse side)

                            (Continued from previous side)

4. Proposal to amend the Company's Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance to 200,000 shares

    |_| FOR                       |_| AGAINST                        |_| ABSTAIN

5.  In their discretion upon any matters coming before the meeting.

                                       THE SHARES  REPRESENTED  BY
                                       THIS  PROXY  WILL BE  VOTED
                                       "FOR" THE  ELECTION  OF THE
                                       DIRECTORS AND THE PROPOSALS
                                       SUMMARIZED  ON THE  REVERSE
                                       SIDE  OF THIS  CARD  UNLESS
                                       OTHERWISE SPECIFIED.

                                       Number of Shares:______________________

                                       Dated                       , 1995



                                       Signature



                                       Signature if held jointly

                                       Please    date   and   sign
                                       exactly  as  your   name(s)
                                       appears  below  indicating,
                                       where   proper,    official
                                       position or  representative
                                       capacity  in which  you are
                                       signing.  When  signing  as
                                       executor,    administrator,
                                       trustee or  guardian,  give
                                       full  title as  such;  when
                                       shares  have been issued in
                                       names   of  two   or   more
                                       persons, all should sign.